UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2020

RESOURCES CONNECTION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-32113	33-0832424
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	17101 Armstrong Avenue Irvine, California	92614
	(Address of Principal Executive Offices)	(Zip Code)

(714) 430-6400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RGP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.
Amendment to the Credit Agreement

On September 3, 2020, Resources Connection, Inc. (the “Company”), Resources Connection LLC, a Delaware limited liability company (“RCL” and together with the Company, the “Borrowers”), certain domestic subsidiaries of the Company as guarantors and certain other parties entered into that certain Fifth Amendment to Credit Agreement (the “Fifth Amendment”), which amended the Credit Agreement, dated as of October 17, 2016 (as amended, the “Credit Agreement”). The Fifth Amendment, among other things, (1) extends the maturity date of the obligations under the Credit Agreement from October 17, 2021 to October 17, 2022, (2) modifies the commitments to (a) eliminate the $30 million Reducing Revolving Commitment (as defined in the Credit Agreement) and (b) increases the Revolving Commitment (as defined in the Credit Agreement) by $30 million to $120 million, (3) modifies the interest rate by increasing the applicable margin by 0.25% and increases the LIBOR interest rate floor from 0% to 0.25%, and (4) revises Consolidated EBITDA (as defined in the Credit Agreement) to include addbacks for certain non-recurring severance and restructuring amounts and fees.

Item 2.05 Costs Associated with Exit or Disposal Activities.
On September 2, 2020, the Company’s Board of Directors approved the continuation of the Company’s restructuring efforts focusing presently on the Company’s European business. Similar to the restructuring initiatives in the Company’s North America and Asia Pacific businesses commenced in March 2020, the European restructuring plan is aimed at improving the organizational structure of the European business and its operating efficiency and more effectively aligning resources to a set of core high growth clients. The restructuring plan is currently expected to include the following actions impacting the Company’s European operations: the elimination of certain positions from the European go-to-market operations, streamlining of the European leadership structure, alignment of the back-office support structure and reduction in the European real estate footprint. With respect to employee termination actions, any proposed redundancies in the Company’s workforce will be subject to informing and consulting with employees in accordance with local laws.  In connection with the restructuring activities, the Company expects to incur cash and non-cash charges relating to employee terminations, lease terminations and related exit costs and contract terminations. The Company is currently unable in good faith to estimate the amount or range of amounts expected to be incurred in connection with these activities, both with respect to each major type of cost associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures. The Company will disclose the estimated amounts or range of amounts expected to be incurred in an amendment to this Current Report on Form 8-K after it determines such amounts.
Item 9.01	Financial Statements and Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2020	RESOURCES CONNECTION, INC.

	By:	/s/ Kate W. Duchene
Kate W. Duchene
President and Chief Executive Officer